Exhibit 16.1

701 Evans Avenue 8th Floor Toronto, Ontario Canada M9C 1A3	telephone: facsimile: email: website:	(416) 626-6000 (416) 626-8650 info@mscm.ca www.mscm.ca

December 3, 2010

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of its Form 8-K/A dated December 3, 2010 of Jinhao Motor Company and are in agreement with the statements contained in paragraphs two and three. We have no basis to agree or disagree with the other statements of the registrant contained therein.

Sincerely,

Signed: “MSCM LLP”

Chartered Accountants

Licensed Public Accountants

December 3, 2010